UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 4, 2004

BearingPoint, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-31451	22-3680505
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1676 International Drive

McLean, VA 22102

(Address of principal executive offices)

Registrant’s telephone number, including area code (703) 747-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On November 4, 2004, BearingPoint, Inc. issued a press release announcing its financial results for the quarter ended September 30, 2004 and filed a Current Report on Form 8-K to report these results (the “Original Report”). A copy of the press release was attached as Exhibit 99.1 to the Original Report.

The Company has determined that each of the line items for “Property and Equipment, Net” and “Current Liabilities – Accounts Payable” in the balance sheet for the period ended September 30, 2004 should be reduced by $3.0 million. Corresponding sub-totals and totals are similarly affected. In addition, cash used in operations should have been $40.4 million, not $37.9 million as reported in the press release.

For the complete financial results of the Company for the quarter ended September 30, 2004, see the Company’s Form 10-Q for the quarterly period ended September 30, 2004 that was filed today.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 8, 2004	BearingPoint, Inc.

	By:	/s/ Robert S. Falcone
Robert S. Falcone Executive Vice President and Chief Financial Officer